Voxware Reports Record Fiscal Third Quarter Revenue

Continued Growth in Revenue and Profit Underline Strong Performance

LAWRENCEVILLE, NJ – May 15, 2008 – Voxware, Inc. (Nasdaq: VOXW), a leading supplier of software for voice-driven warehousing operations, reported record revenue for its third fiscal quarter continuing a trend of five consecutive record breaking quarters. Overall revenues increased 32% to $6.314 million, a record for the Company’s third fiscal quarter. For the nine months ended March 31, 2008, the Company reported revenues of $17.177 million, another record and up 63% from the same period a year ago. Voxware's unaudited financial statements for the quarter ended March 31, 2008, can be found in its Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2008.

“The marketplace continues to favor open, standards-based software products for voice-enabling the distribution center workforce,” said Scott Yetter, Chief Executive Officer of Voxware. “We believe our continued growth testifies to this emerging preference in the market and the strength and appeal of our software products.”

“While we are pleased to also report a net profit this quarter, a top priority for the Company is to invest in its software products to extend our technology lead, and we plan to continue these investments in the months ahead. We have increased our investment in research and development by 55% for our 2008 fiscal third quarter as compared to the prior year period.” Yetter continued.

On a Generally Accepted Accounting Principles (“GAAP”) basis, the Company recorded a $72,000 profit for the quarter ended March 31, 2008, compared to a profit of $685,000 for the same period a year ago. The Company reported a profit of $519,000 for the nine months ended March 31, 2008, compared to a loss of $2.026 million for the same period a year ago. On a non-GAAP basis, net profit excluding stock-based compensation expense was $354,000 for the quarter ended March 31, 2008 and $1,112,000 for the nine months ended March 31, 2008.

About Voxware

Voxware, Inc. (NASDAQ: VOXW), provides voice-driven software products that optimize the full spectrum of warehouse operations for greater accuracy, productivity and flexibility in supply chain execution. Voxware’s corporate headquarters are in Lawrenceville, New Jersey, with operating offices in Cambridge, Massachusetts, the United Kingdom, Belgium and France. Additional information about Voxware can be obtained at http://www.voxware.com.

Voxware, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share data)

	March 31, 2008	June 30, 2007
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,620	$4,961
Accounts receivable, net of allowance for doubtful accounts of $278 and
$104 at March 31, 2008 and June 30, 2007, respectively	5,478	5,238
Inventory, net	806	1,046
Deferred project costs	333	268
Prepaids and other current assets	346	207
Total current assets	10,583	11,720

PROPERTY AND EQUIPMENT, NET	367	359
OTHER ASSETS	177	53
TOTAL ASSETS	$11,127	$12,132

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$615	$687
Accounts payable and accrued expenses	3,097	4,025
Deferred revenues	3,007	3,727
Total current liabilities	6,719	8,439
Long-term debt, net of current maturities	500	941
Total liabilities	7,219	9,380

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value, 12,000,000 shares authorized as of
March 31, 2008 and June 30, 2007; 6,464,063 and 6,368,963
shares issued and outstanding at March 31, 2008 and
June 30, 2007, respectively	6	6
Additional paid-in capital	78,725	78,088
Accumulated deficit	(74,806)	(75,325)
Accumulated other comprehensive loss	(17)	(17)
Total stockholders' equity	3,908	2,752
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,127	$12,132

Financial statements should be read in conjunction with the Notes to Consolidated Financial Statements contained in the Company’s Form 10-KSB and Form 10-QSB most recently filed with the Securities and Exchange Commission

Voxware, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES
Product revenues	$4,579	$3,628	$12,854	$7,772
Services revenues	1,735	1,160	4,323	2,744
Total revenues	6,314	4,788	17,177	10,516

COST OF REVENUES
Cost of product revenues	1,799	1,125	4,490	2,550
Cost of service revenues	967	590	2,513	2,039
Total cost of revenues	2,766	1,715	7,003	4,589

GROSS PROFIT	3,548	3,073	10,174	5,927

OPERATING EXPENSES
Research and development	1,025	663	2,755	1,989
Sales and marketing	1,464	1,203	4,422	3,872
General and administrative	995	551	2,495	2,115
Total operating expenses	3,484	2,417	9,672	7,976

OPERATING PROFIT (LOSS)	64	656	502	(2,049)

INTEREST INCOME, NET	8	29	24	23

PROFIT (LOSS) BEFORE INCOME TAXES	72	685	526	(2,026)

PROVISION FOR INCOME TAXES	-	-	(7)	-

NET PROFIT (LOSS)	$72	$685	$519	$(2,026)

NET PROFIT (LOSS) PER SHARE
Basic	$0.01	$0.11	$0.08	$(0.32)
Diluted	$0.01	$0.10	$0.07	$(0.32)

WEIGHTED AVERAGE NUMBER OF SHARES USED IN
COMPUTING NET PROFIT (LOSS) PER SHARE
Basic	6,445	6,287	6,400	6,271
Diluted	7,151	6,825	7,153	6,271

Voxware, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands)

	Three Months Ended March 31,
	2008	2008		2008
	GAAP	Adjustments		Non-GAAP
NET PROFIT	$72	$282	(a)	$354

	Nine Months Ended March 31,
	2008	2008		2008
	GAAP	Adjustments		Non-GAAP
NET PROFIT	$519	$593	(b)	$1,112

Notes:
(a)

Adjustment to exclude non-cash stock-based compensation of $282,000 from Net Profit of which $29,000 was reported in research and development costs, $61,000 was reported in sales and marketing costs, and $192,000 was reported in general and administrative costs.

(b)

Adjustment to exclude non-cash stock-based compensation of $593,000 from Net Profit of which $55,000 was reported in research and development costs, $120,000 was reported in sales and marketing costs, and $418,000 was reported in general and administrative costs.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measure defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP net profit. This non-GAAP measure is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure, the financial statements prepared in accordance with GAAP and reconciliations of Voxware’s GAAP financial statements to such non-GAAP measure should be carefully evaluated.

Management believes that large increase in stock-based compensation charges incurred pursuant to Statement of Financial Accounting Standards No. 123R(“SFAS 123R”) during the second and third quarters of fiscal 2008 makes non-GAAP net profit an important metric for investors to value the Company. Non-cash stock-based compensation charges for the third quarter were $282,000 compared to $74,000 in the first quarter (an increase of 281%) and $237,000 in the second quarter (an increase of 19%). Accordingly, we believe that non-GAAP net profit, excluding non-cash stock-based compensation costs, is a meaningful measure for investors to evaluate our financial performance. The non-cash stock-based compensation charges for the three and nine-months ended March 31, 2007 were $42,000 and $127,000, respectively. Moreover, because of varying available valuation methodologies and the variety of award types that companies can use under SFAS 123R, we believe that providing non-GAAP financial measures that exclude non-cash stock-based compensation allows investors to make additional comparisons between our operating results to those of other companies. The presentation of non-GAAP net profit, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from the non-GAAP net profit and evaluating such non-GAAP financial measures with financial measure calculated in accordance with GAAP.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause Voxware’s plans to differ or results to vary from those expected including the risks associated with Voxware’s need to introduce new and enhanced products and services in order to increase market penetration and the risk of obsolescence of its products and services due to technological change; Voxware’s need to attract and retain key management and other personnel with experience in providing integrated voice-based solutions for e-logistics, specializing in the supply chain sector; the potential for substantial fluctuations in Voxware’s results of operations; competition from others; Voxware’s evolving distribution strategy and dependence on its distribution channels; the potential that speech products will not be widely accepted; Voxware’s need for additional capital; and a variety of risks set forth from time to time in Voxware’s filings with the Securities and Exchange Commission. Voxware undertakes no obligation to publicly release results of any of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.